Exhibit 99

                                              Press Release dated April 30, 2003

    BESTNET COMMUNICATIONS CORPORATION LAUNCHES NEW WEBSITE CLICKTOPHONE.COM
                      AND NEW VOICE ENABLING APPLICATIONS.

     GRAND RAPIDS, Mich.--(PR Newswire)--April 30, 2003--BestNet Communications Corporation (OTCBB: BESC - News), a provider of patented Internet-based communication solutions, today announces the launch of a new web site www.ClicktoPhone.com. ClicktoPhone features new voice enabling applications using BestNet's proprietary technology and network. ClicktoPhone applications enable BestNet clients to add secure and anonymous voice communication connectivity anywhere in the world to web sites, web banners, pictures, electronic documents, and customized e-mail calling buttons. Specific examples of applications for this new technology can be found on the new web site. This new site launched today in English and will be followed shortly by sites in other languages.

     Key attributes of ClicktoPhone include the ability to add telephone voice communication to web sites, on-line ads and any electronic communication without extra hardware or software or their associated expense. Clients pay only for usage generated by persons they want to connect with. Calls can be made from any telephone around the globe and connected to any other telephone including cell phones, business extensions and call center systems making it easy for current or potential customers to connect. This makes ClicktoPhone the perfect application for sales contact and follow-up, interactive marketing and customer service communications.

     Robert A. Blanchard, President and CEO of BestNet commented; "ClicktoPhone was created with companies in mind who have an online presence and wish to bridge the gap between the virtual world of Internet marketing and customer contact and the physical world of offices and call centers. It is ideal for online interactive marketing, sales contacts and customer service as ClicktoPhone applications can be sent by e-mail or simply placed on a web site. We can phone enable any logo, ad, picture or banner to initiate phone calls to any location in the world. Adding voice that is secure and anonymous delivered with the quality and reliability of the global public telephone network, we believe will have a measurable impact and enhance companies' ability to connect with both existing customers and prospective ones. We built this new application to be easy to use with the same cost effective attributes of our bestnetcall.com international long distance and conference calling services. Using our proprietary network combined with the ability to elevate web interaction and communication to voice makes it exciting for us to now offer www.ClicktoPhone.com. We believe interest will come from vertical business to business markets, such as corporate customer service and CRM operations, online travel sites, real estate web sites, retail e-commerce store fronts, online dating services, and many other industries, along with select individual consumer use. Clearly ClicktoPhone will provide a cost effective and global alternative to 1-800 service. This launch is one in a series of new service offerings we will bring to market over the coming months."

                                  ABOUT BESTNET

     BestNet Communications is an Internet-based provider of long distance, conference calling and e-commerce communication services. BestNet's services are accessed via the internet and delivered using standard phone lines. This results in a cost effective high quality service for both businesses and consumers.

     Under the brand name bestnetcall (www.bestnetcall.com and now www.ClicktoPhone.com), the patented service offers subscribers premium quality calls, at significantly lower rates. Calls can also be launched via a desktop application or handheld devices including Palm(TM), Pocket PC(R) and Blackberry(TM) and used with any standard or wireless phone.

Contact BestNet at: investors@bestnetcom.com

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH ARE INTENDED TO BE COVERED BY THE "SAFE HARBOR" CREATED THEREBY. THESE STATEMENTS INCLUDE THE PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, INCLUDING PLANS AND OBJECTIVES. THE FORWARD-LOOKING STATEMENTS HEREIN ARE BASED ON CURRENT EXPECTATIONS THAT INVOLVE JUDGMENTS WITH RESPECT TO, AMONG OTHER THINGS, FUTURE ECONOMIC, COMPETITIVE AND MARKET CONDITIONS AND FUTURE BUSINESS DECISIONS, ALL OF WHICH ARE DIFFICULT OR IMPOSSIBLE TO PREDICT ACCURATELY AND MANY OF WHICH ARE BEYOND CONTROL OF THE COMPANY. ALTHOUGH THE COMPANY BELIEVES THAT THE ASSUMPTIONS UNDERLYING THE FORWARD-LOOKING STATEMENTS ARE REASONABLE, ANY ONE OF THE ASSUMPTIONS COULD BE INACCURATE AND, THEREFORE, CAN BE NO ASSURANCE THAT THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS RELEASE WILL PROVE TO BE ACCURATE.